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                   EXHIBIT 9.  CONSENT OF SUTHERLAND, ASBILL & BRENNAN, L.L.P.











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               Sutherland, Asbill & Brennan, L.L.P.                ATLANTA
Tel: (202) 383-0100  1275 Pennsylvania Ave, NW                     AUSTIN
Fax: (202) 637-3593  Washington, DC  20004-2404                   NEW YORK
                                                                 WASHINGTON
SUSAN S. KRAWCZYK
DIRECT LINE: (202) 383-0197
Internet: skrawczyk@sablaw.com

                                February 13, 1997


Board of Directors
Golden American Life Insurance Company
1001 Jefferson Street, Suite 400
Wilmington, DE  19801

Ladies and Gentlemen:

    We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 20 to the registration statement on Form S-6 for Separate Account A (File No. 33-23458) of Golden American Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                  Very truly yours,

                                                  SUTHERLAND, ASBILL & BRENNAN,
                                                              L.L.P.


                                                  By  /s/ Susan S. Krawczyk
                                                      -------------------------
                                                      Susan S. Krawczyk